Exhibit 10.9.5

EXECUTION VERSION

AMENDMENT NO. 4 TO THE THIRD AMENDED AND RESTATED LOAN AND

SECURITY AGREEMENT

This AMENDMENT NO. 4 TO THE THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 9, 2010, is entered into by and among DriveTime Automotive Group, Inc., a Delaware corporation (“DriveTime”), DriveTime Sales and Finance Company, LLC, an Arizona limited liability company (“DriveTime Sales”), as successor in interest to DriveTime Sales and Finance Corporation, DriveTime Car Sales Company, LLC, an Arizona limited liability company (“Car Sales”), as successor in interest to DriveTime Car Sales, Inc. (each a “Borrower” and collectively, the “Borrowers”), and Santander Consumer USA Inc., an Illinois corporation, as a lender, and as the agent for the Lenders (“SCUSA” or the “Agent”), and Manheim Automotive Financial Services, Inc., a Delaware corporation, as a lender (“MAFS” and, together with the Agent, the “Lenders” and each a “Lender”).

WHEREAS, on August 10, 2009, the Borrowers and the Lenders entered into the Third Amended and Restated Loan and Security Agreement, as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Loan Agreement”); and

WHEREAS, the Borrowers and the Lenders desire to amend certain terms of the Loan Agreement as set forth herein to further reflect the foregoing in accordance with Section 13.8 thereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

2.	Amendments to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)	The definition of the terms “Available Liquidity,” “DB Warehouse Facility” and “Termination Date” set forth in Section 1.1 of the Loan Agreement are hereby amended by deleting such definitions in their entirety and replacing them with the following:

Available Liquidity: means, with respect to the DT Entities On A Consolidated Basis at any date, the aggregate for such date of (i) all cash of the DT Entities On A Consolidated Basis, (ii) all Cash Equivalents then held by the DT Entities On A Consolidated Basis, (iii) the unused portion of borrowing availability as of such date under this Agreement, (iv) the unused portion of borrowing availability as of such date under each Warehouse Facility of any DT Entity reviewed and approved by the Agent (such approval not to be unreasonably withheld or delayed), including, without limitation, the DB Warehouse Facility, Santander Warehouse Facility, UBS Warehouse Facility and RBS Warehouse Facility, (v)

the unused portion of borrowing availability as of such date under any other asset-based credit facility (including, without limitation, a credit facility secured by residual interests in securitization transactions involving Contracts) reviewed and approved by the Agent (such approval not to be unreasonably withheld or delayed), and (vi) an amount (without duplication) which would be the unused portion of the amount available to be borrowed as of such date under any asset-based credit facility (including, without limitation, a credit facility secured by residual interests in securitization transactions involving Contracts) reviewed and approved by the Agent (such approval not to be unreasonably withheld or delayed) if all unencumbered Contracts eligible for transfer thereunder or Contracts eligible for transfer thereunder which are available to be released and transferred to the applicable borrower as collateral thereunder (without causing an event of termination under any applicable facility) were released and so transferred.

DB Warehouse Facility: means that financing transaction evidenced by that certain Amended and Restated Purchase and Contribution Agreement, dated as of July 31, 2009 between DTAC and DT Warehouse and that certain Third Amended and Loan and Servicing Agreement, dated as of July 23, 2010, among DT Warehouse, DTCC, Wells Fargo Bank, National Association, the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents and the Program Agent set forth therein for the finance and/or purchase by DT Warehouse of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

Termination Date: September 09, 2010 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law as the same may be extended pursuant to Section 2.5(a) hereof.

(b)	Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in their entirety in proper alphabetical order:

DT Warehouse II: DT Warehouse II, LLC, a Delaware limited liability company.

DT Warehouse III: DT Warehouse III, LLC, a Delaware limited liability company.

DT Warehouse IV: DT Warehouse IV, LLC, a Delaware limited liability company.

RBS Warehouse Facility: means that financing transaction evidenced by that certain Purchase and Contribution Agreement, dated as of July 23, 2010 between DTAC and DT Warehouse IV and that certain Loan and Servicing Agreement, dated as of July 23, 2010, among DT Warehouse IV, DTCC, Wells Fargo Bank, National Association, the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents and the Program Agent set forth therein for the finance and/or purchase by DT Warehouse IV of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

Santander Warehouse Facility: means that financing transaction evidenced by that certain Purchase and Contribution Agreement, dated as of May 10, 2010 between DTAC and DT Warehouse II, and that certain Loan and Servicing Agreement, dated as of May 10, 2010, among DT Warehouse II, DTCC, Wells Fargo Bank, National Association, and the Lender set forth therein for the finance and/or purchase by DT Warehouse II of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

UBS Warehouse Facility: means that financing transaction evidenced by that certain Purchase and Contribution Agreement, dated as of April 1, 2010 between DTAC and DT Warehouse III and that certain Loan and Servicing Agreement, dated as of April 1, 2010, among DT Warehouse III, DTCC, Wells Fargo Bank, National Association, the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents and the Program Agent set forth therein for the finance and/or purchase by DT Warehouse III of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

(c)	Section 12.1(o) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(o) If a default or an event of default or event of termination occurs under any Indebtedness of any Borrower, either Parent Company or any of their respective Subsidiaries in excess of One Million Dollars ($1,000,000.00) (other than pursuant to the Loan Documents) and such event of default or event of termination is not waived, cured or otherwise amended or an event of default occurs under any agreement with any Lender or its Affiliates, in each case after any applicable cure period has expired.

3.	Representations and Warranties. Each Borrower represents and warrants to the Lenders that:

(a)	Each Borrower hereby reaffirms all representations and warranties made by such entity in the Loan Agreement and agrees that all such representations and warranties are deemed to have been remade as of the Effective Date and are true and correct in all material respects as of such date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(b)	This Amendment (i) has been duly and validly authorized, executed and delivered by each Borrower and (ii) constitutes the legal, valid and binding obligations of each Borrower, and is enforceable against each Borrower in accordance with its terms.

(c)	After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.	Survival of Other Provisions. Unless specifically amended herein, all of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Loan Agreement shall remain in full force and effect without any change whatsoever.

5.	Conditions to Effectiveness. This Amendment shall become effective upon the date on which all of the following conditions are satisfied (the “Effective Date”):

(a)	execution and delivery of this Amendment by each of the parties hereto; and

(b)	reaffirmation from the Guarantor that, after giving effect to this Amendment, its obligations and representations and warranties under the Guaranty continue in full force and effect.

6.	Reimbursement. The Borrowers agree to pay or reimburse each Lender for all costs and expenses (including, without limitation, legal fees and disbursements) incurred by each Lender in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment.

7.	Entire Agreement. This Amendment constitutes the full and entire understanding and agreement of the Borrowers and the Lenders with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the Borrowers and the Lenders relating to the subject matter hereof unless expressly referred to in this Amendment.

8.	GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.	Execution in Counterparts. This Amendment may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission or by electronic mail in a “.pdf” file shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, the Borrowers and the Lenders have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

Lenders:

SANTANDER CONSUMER USA INC.

By:	/s/ Jason Kulas
Name:	Jason Kulas
Title:	CFO

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.

By:	/s/ Gregor Roner
Name:	Gregor Roner
Title:	VP & GM MAFS

Borrowers:

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

DRIVETIME CAR SALES COMPANY, LLC.

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Manager

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

[Signature Page to Inventory Agreement Amendment No.4]

Consent

The Guarantor consents to the foregoing Amendment No. 4 to the Third Amended and Restated Loan and Security Agreement and reaffirms its obligations pursuant to the applicable Loan Documents. The Guarantor further acknowledges and agrees that the term “Credit Agreement” as used in the Guaranty means the Credit Agreement as amended, amended and restated, supplemented or otherwise modified from time to time.

DT ACCEPTANCE CORPORATION

By:	/s/ Steven P. Johnson
Name:	Steven P. Johnson
Title:	President